UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ADVANCED FLOWER CAPITAL INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 28, 2026
9:30 a.m. Eastern Time

HOW TO ATTEND:	The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Advanced Flower Capital Inc. (the “Company”) will be held virtually on Thursday, May 28, 2026, at 9:30 a.m. Eastern Time. In order to attend the Annual Meeting via live audio webcast, please visit: www.virtualshareholdermeeting.com/AFCG2026 and enter the control number on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as applicable, you previously received. You will not be able to attend the Annual Meeting in person.
ITEMS OF BUSINESS:

(1)  Elect the two Class III directors named in the accompanying Proxy Statement to serve until the Company’s 2029 annual meeting of shareholders and until each of their respective successors is duly elected and qualified;

(2)  Ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and

(3)  Transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

WHO MAY VOTE:	Shareholders of record at the close of business on March 30, 2026.

Your vote is important to us. Whether or not you intend to attend the virtual meeting, please vote using the Internet, by telephone or by mail, in each case, by following the instructions in our Proxy Statement. Shareholders who execute a proxy may nevertheless attend the virtual meeting and vote their shares during the virtual meeting.

By Order of the Board of Directors,

Leonard M. Tannenbaum
April 16, 2026	Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials:

This Proxy Statement and our 2025 Annual Report are available on the Internet at www.proxyvote.com
These materials are also available on our website at https://investors.advancedflowercapital.com. The other information on our corporate website does not constitute part of this Proxy Statement.

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	1

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	2

477 South Rosemary Ave., Suite 301
West Palm Beach, FL, 33401

Proxy Summary

2026 Annual Meeting of Shareholders
To Be Held Thursday, May 28, 2026

Advanced Flower Capital Inc.’s Board of Directors is soliciting your proxy for the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually on Thursday, May 28, 2026, at 9:30 a.m. Eastern Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Proxy Statement and our Annual Report for the year ended December 31, 2025 (the “2025 Annual Report”) are being made available to shareholders on or about March 30, 2026.

We will be hosting the Annual Meeting via live audio webcast. Shareholders will be able to virtually attend the Annual Meeting via the internet by accessing www.virtualshareholdermeeting.com/AFCG2026 and entering the control number on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials they previously received, as applicable.

Unless the context otherwise requires, references in this Proxy Statement to “AFC,” “Company,” “we,” “our,” “us,” and similar terms refer to Advanced Flower Capital Inc., a Maryland corporation. This proxy summary highlights information contained elsewhere in this Proxy Statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

MEETING INFORMATION

2026 Annual Meeting of Shareholders

TIME AND DATE	PLACE	RECORD DATE
9:30 a.m. Eastern Time on Thursday, May 28, 2026	The Annual Meeting will be hosted via live audio webcast on the Internet at www.virtualshareholdermeeting.com/AFCG2026.	March 30, 2026

Voting

Shareholders as of the close of business on the record date are entitled to vote. If you are a beneficial owner who owns shares of our common stock, par value $0.01 per share (“Common Stock”), registered in the name of a broker, bank or other nominee, please follow the instructions they provide on how to vote your shares. Shareholders of record may vote as follows:

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	3

Vote by telephone by calling 1-800-690-6903.	Vote by Internet at www.proxyvote.com	Complete and return each proxy card received in the prepaid envelope.

Vote during the meeting via the Internet at www.virtualshareholdermeeting.com/AFCG2026.

Voting Matters

PROPOSALS		BOARD RECOMMENDATION
1	Election of Directors	FOR ALL director nominees

2	Ratification of the Appointment of CohnReznick LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2026	FOR

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	4

Proposal 1 - Election of Directors

Our Board of Directors (“Board” or “Board of Directors”) is currently comprised of five directors. Under our Articles of Incorporation (the “Articles of Incorporation”), our Board of Directors is divided into three classes, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of shareholders as indicated in the tables below.

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board has nominated each of Alexander Frank and Marnie Sudnow for election to our Board of Directors as Class III director to serve until the 2029 annual meeting of shareholders and until their respective successors are duly elected and qualified. Proxies may only be voted for the two Class III directors nominated for election at the Annual Meeting.

The director nominees have consented to being named in this Proxy Statement and to serving as directors, if elected. We have no reason to believe that the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Our Directors

Set forth below is biographical information about each of our director nominees and our continuing directors. The primary experience, qualifications, attributes and skills of each of our director nominees that led to the conclusion of the Nominating and Corporate Governance Committee and the Board of Directors that such nominee should serve as a member of the Board of Directors are also described below.

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Nominees for Election as Class III Directors at the Annual Meeting

INDEPENDENT DIRECTORS

ALEXANDER C. FRANK

Class III
Independent

Age: 68

Position(s) Held with Fund: Director; Chair, Audit and Nominating and Governance Committees

Director Since:
2020

Term of Office: Expires at the 2029 annual meeting

Number of Companies in Fund Complex Overseen: 3

BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS)
Mr. Frank has more than 30 years’ experience in financial and operational infrastructure. Since July 2024, he has also served as Sunrise Realty Trust, Inc.’s (“SUNS”) lead independent director. He previously worked at Fifth Street Asset Management Inc. (“Fifth Street”), which he joined in September 2011 and during his tenure through September 2017, he held various positions and was responsible for the operations of the company during his tenure from 2011 to 2017. Since retiring in September 2017, Mr. Frank has served as a board member at Fifth Street. He was the Chief Operating Officer and Chief Financial Officer of Fifth Street from the time of its initial public offering in 2014 to its sale to Oaktree in 2017. From September 2008 to March 2011, he served as a Managing Director and Chief Financial Officer of Chilton Investment Company LLC, a global investment management firm. Prior to that, Mr. Frank spent over 22 years at Morgan Stanley, having served as global head of institutional operations, global corporate controller and chief financial officer of U.S. broker/dealer operations and global treasurer. In his roles, he oversaw various securities infrastructure services, creating efficiencies throughout the organization, and managed all aspects of the internal and external financial control and reporting functions. Mr. Frank began his career in audit and tax accounting at Arthur Andersen LLP before joining Morgan Stanley in 1985. He received an M.B.A. from the University of Michigan and a B.A. from Dartmouth College.
KEY ATTRIBUTES

Mr. Frank brings to our Board a deep knowledge of financial management. He provides our Board with key insights to the financial markets, capital raising activities, and the management of a large, complex business.

  OTHER DIRECTORSHIPS HELD DURING THE PAST FIVE YEARS

TCG Strategic Income Fund

Sunrise Realty Trust, Inc.

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MARNIE SUDNOW
Class III Independent Age: 58 Position(s) Held with Fund: Director Director Since: 2022 Term of Office: Expires at the 2029 annual meeting Number of Companies in Fund Complex Overseen: 1	BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS)

Ms. Sudnow was appointed to the Board in January 2022.  Ms. Sudnow has over 25 years experience in management consulting.  Ms. Sudnow has served as the Senior Vice President of Client Success for Stylitics, a data-driven omnichannel consulting firm to global retailers since June 2022.  Previously, Ms. Sudnow served in various roles, most recently as the Senior Vice President of Strategic Accounts, North America, for Mediaocean, an advertising services and software company, from October 2010 to June 2020.  Today, Ms. Sudnow is an Executive Coach working with senior leaders to maximize performance and engage hybrid teams to drive business results.   Ms. Sudnow received her B.A. in Business Administration, Finance and Marketing from the University of Delaware.  Ms. Sudnow is a founding member of CHIEF, a private network for executive women, and a member of The Female Quotient.

KEY ATTRIBUTES

Ms. Sudnow brings to our Board valuable management experience and strategic planning in dynamic, data-driven environments, especially in retail industries, her knowledge of which provides valuable insight to the discussions of our Board.

OTHER DIRECTORSHIPS HELD DURING THE PAST FIVE YEARS
None

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

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All Other Continuing Directors

INTERESTED DIRECTOR

LEONARD M. TANNENBAUM
Class I Interested Age: 54 Position(s) Held with Fund: Chairman and Director Director Since: 2020 Term of Office: Expires at the 2027 annual meeting Number of Companies in Fund Complex Overseen: 3	BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS)

Mr. Tannenbaum has served as our Chairman since October 2024, prior to which he served as our Executive Chairman and Chief Investment Officer since November 2023 and as our Chief Executive Officer and Chairman and a director from July 2020. Since February 2024, Mr. Tannenbaum has served as director of SUNS, since February 2024 and as Executive Chairman since the Spin-Off (as defined below). Mr. Tannenbaum is responsible for our overall management and, in his capacity as a principal of the Adviser, leads the Investment Committee, which is responsible for overseeing investment processes including origination, credit underwriting, risk analysis and loan approvals. Mr. Tannenbaum has extensive leadership experience, including his experience as the founder of Fifth Street Asset Management, Inc., a credit asset manager with a nationwide platform, and its Chief Executive Officer from its inception in 1998 until October 2017 when substantially all of its assets were sold to Oaktree Capital Management (“Oaktree”). Prior to such sale to Oaktree, Fifth Street had a core focus on disciplined credit investing across multiple economic cycles, and issued billions of dollars in public equity, private capital and public debt securities. Fifth Street made flexible investments across capital structures to growing middle market companies, primarily in conjunction with private equity sponsors. It managed approximately $5 billion of assets across multiple private investment vehicles and two publicly-traded business development companies. Fifth Street dissolved and liquidated its operations in the first half of 2022 and since its asset sale to Oaktree, it has had no revenue generating operations and makes no investments. Mr. Tannenbaum had a controlling interest in Fifth Street. Subsequent to the sale to Oaktree in 2017, Mr. Tannenbaum founded Tannenbaum Capital Group, a group of affiliated investment managers that are focused on allocating capital across various strategies including credit and commercial real estate. Mr. Tannenbaum currently also serves as a director of Southern Realty Trust, Inc. (“SRT”). Mr. Tannenbaum graduated from The Wharton School of the University of Pennsylvania, where he received a B.S. in economics. Subsequent to his undergraduate degree from the University of Pennsylvania, he received an MBA in Finance from The Wharton School as part of the submatriculation program. He is also a holder of the Chartered Financial Analyst designation and is a member of The Wharton Graduate Executive Board. Mr. Tannenbaum is married to the Company’s President and Chief Investment Officer, Robyn Tannenbaum.

Mr. Tannenbaum is deemed to be an “interested person” of the Company under the Investment Company Act of 1940, as amended (the “1940 Act”) as a result of his ownership of greater than 5% of the outstanding voting securities of the Company and affiliations with the Adviser.

KEY ATTRIBUTES

Mr. Tannenbaum brings extensive financing industry and leadership experience to our Board. He provides our Board with critical understanding of our business and execution of our strategic plans. He is the Founder, and a substantial shareholder, of AFC.

OTHER DIRECTORSHIPS HELD DURING THE PAST FIVE YEARS
TCG Strategic Income Fund Sunrise Realty Trust, Inc.

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INDEPENDENT DIRECTORS

THOMAS L. HARRISON

Class I
Lead Independent

Age: 78

Position(s) Held with Fund: Director; Chair, Compensation Committee

Director Since:
2020

Term of Office: Expires at the 2027 annual meeting

Number of Companies in Fund Complex Overseen: 1

BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS)
Since April 2019, Mr. Harrison has served as a Senior Operating Partner at Merida Capital Holdings, a private equity firm investing across the cannabis ecosystem. In addition, Mr. Harrison brings 30 years of experience in marketing, communications and brand positioning. He formerly founded Harrison & Star Business Group in October 1987, a healthcare marketing and communications agency that was acquired by Omnicom Group Inc. (“Omnicom”) in 1992. He is Chairman Emeritus of Diversified Agency Services, a division of Omnicom and one of the world’s largest holding groups of marketing services companies. He was appointed President of the division in April 1997. He is currently a board member for MainStem, the leading purchasing platform in the state-regulated cannabis industry, as well as New Frontier Data, the cannabis industry’s leading consumer data platform. Mr. Harrison has recently been appointed to the Board of Narrative Strategies, a leading DC-based PR/PA/crisis management firm and to the Board of Agenus Pharmaceuticals, a clinical stage oncology biopharmaceutical company. He sits on the board of ACTV8me, an advertising attribution technology company, He is a board director for the Montefiore Health System. Dr. Harrison brings to our Board an important combination of leadership, marketing, cannabis industry, healthcare and financial expertise. His experiences at large corporations and his current board service make him instrumental in helping our Board implement our business and financial strategy.
KEY ATTRIBUTES

Mr. Harrison brings to our Board an important combination of leadership, marketing, cannabis industry, healthcare and financial expertise. His experiences at large corporations and his current board service make him instrumental in helping our Board implement our business and financial strategy.

OTHER DIRECTORSHIPS HELD DURING THE PAST FIVE YEARS

None

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ROBERT LEVY
BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS)
Class II Independent Age: 60 Position(s) Held with Fund: Director Director Since: 2020 Term of Office: Expires at the 2028 annual meeting Number of Companies in Fund Complex Overseen: 1	Mr. Levy has served as our independent director since December 2020. Currently, Mr. Levy works as a Managing Member at LBX Acquisitions, a privately held real estate investment management company, a position he has held since January 2018. Prior to launching LBX Investments, Mr. Levy co-founded Big V Capital (“BVC”) in March of 2016, where he oversaw and underwrote the partnership’s 11 Southeastern U.S. shopping center acquisitions and managed all capital raising (both debt and equity) and asset management efforts. Prior to BVC, Mr. Levy was the Chief Operating Officer of the Real Estate Group at Benefit Street Partners, a multi-strategy credit manager with over $11.0 billion in assets under management from May 2015 to June 2016. Prior to Benefit Street, Mr. Levy held various leadership positions at Centerline Capital Group, including Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Member of the Board of Trustees. Centerline was a multifamily finance and investment management company with over $13 billion in debt and equity under management. Mr. Levy received his M.B.A. from the Leonard M. Stern School of Business at New York University and his B.A. in Economics from Northwestern University.
KEY ATTRIBUTES
Mr. Levy brings to our Board a critical management experience in capital raising within the finance industry.
OTHER DIRECTORSHIPS HELD DURING THE PAST FIVE YEARS
None

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Corporate Governance

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and our shareholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition, responsibilities of directors, director compensation, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our website at https://investors.advancedflowercapital.com.

Director Independence

The Board consists of five members, four of whom are classified under applicable rules of the Nasdaq Stock Market (“Nasdaq”) as “independent” directors and under Section 2(a)(19) of the 1940 Act as not “interested persons” (each such Director, an “independent director”). Under the Nasdaq rules and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board of Directors. Under Nasdaq rules, a director will only qualify as an “independent director” if our Board of Directors affirmatively determines that the director, in the opinion of our Board of Directors, does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board reviews any relationship that each of our directors has with us, either directly or indirectly, that could interfere with exercising independent judgment in carrying out a director’s responsibilities. Based on these independence standards, the Board has affirmatively determined that each of Messrs. Harrison, Frank, and Levy, and Ms. Sudnow is “independent” and not an “interested person” as those terms are defined under the rules of Nasdaq and the 1940 Act, respectively. Mr. Tannenbaum is not an independent director under applicable rules of Nasdaq as a result of his prior service as an executive officer. In addition, Mr. Tannenbaum is an “interested person” of the Company as a result of his ownership of greater than 5% of the outstanding voting securities of the Company and affiliations with the Adviser.

Board Leadership Structure

We do not have a policy as to whether the chairperson of our Board should be an independent director and we believe that our flexibility to select our chairman and reorganize our leadership structure from time to time is in the best interests of us and our shareholders. Presently, Mr. Tannenbaum, serves as the Chairman of the Board. We believe that we are best served through our existing leadership structure with Mr. Tannenbaum serving as Chairman of our Board combined with Mr. Harrison serving as lead independent director. We believe that Mr. Tannenbaum’s extensive finance industry and leadership experience and critical understanding of our business and knowledge of how to craft and execute on our business and strategic plans qualifies him to serve as the Chairman of the Board, and his relationship with AFC Management, LLC (our “Adviser”) provides an effective bridge between our Board and our Adviser, thus ensuring an open dialogue between our Board and our Adviser and that both groups act with a common purpose.

We believe that the leadership structure of our Board must be evaluated on a case-by-case basis and that our existing Board leadership structure provides sufficient independent oversight over our Adviser. In addition, we believe that the current governance structure, when combined with the functioning of the independent director component of our Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs. However, we re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

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The Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight as discussed below. In addition, our Adviser has also established an Investment Committee for us, the members of which consist of employees of our Adviser and/or its affiliates, and which currently includes certain affiliates of our Adviser and certain of our officers. The Investment Committee works in conjunction with our Board to manage our credit risk through a comprehensive investment review process.

●	Audit Committee. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and the review and approval of our related party transactions, in addition to oversight of the performance of our internal audit function (to the extent such function is required by applicable rules and regulations). Because the Committee is already charged with approving our related party transactions, our Board has charged the Audit Committee with overseeing amounts payable to our Adviser pursuant to our the investment advisory agreement between us and the Adviser (the “Advisory Agreement”) and making recommendations to our Board with respect to our Board’s approval of the renewal of our Advisory Agreement.

●	Compensation Committee. Our Compensation Committee is generally responsible for discharging the Board’s oversight responsibilities relating to reimbursement of expenses to our Adviser and its affiliates for compensation paid by such entities to their respective employees pursuant to the Advisory Agreement, and the preparation of reports on or relating to executive compensation required by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

●	Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

In addition, our Board and the Audit Committee meet regularly with our Adviser and consider the feedback our Adviser provides concerning the risks related to our enterprise, business, operations and strategies. Our Adviser regularly reports to our Board and the Audit Committee on our loan portfolio and the risks related thereto, asset impairments, leverage position, affiliate payments (including payments made and expenses reimbursed pursuant to the terms of the Advisory Agreement), compliance with applicable covenants under the agreements governing our indebtedness and compliance with requirements of the 1940 Act to which business development companies are subject. Members of our Board are routinely in contact with our Adviser and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our Board or the Audit Committee and the risks associated with such matters.

We believe that the extent of our Board’s (and its committees’) role in risk oversight complements the Board’s leadership structure because it allows our independent directors, through the three fully independent Board committees, executive sessions with the independent auditors, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

We believe that a board of directors’ role in risk oversight must be evaluated on a case by case basis and that our Board’s role in risk oversight is appropriate. However, we re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

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Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of our standing committees is comprised solely of independent directors. The written charters of these committees are available under “Corporate Governance” on our website at https://investors.advancedflowercapital.com.

	Audit	Compensation	Nominating & Corporate Governance
Alexander Frank	Chair		Chair
Thomas Harrison		Chair
Robert Levy
Marnie Sudnow
Committee Member		Audit Committee Financial Expert

Audit Committee

Our Audit Committee consists of three members, Messrs. Frank, Harrison and Levy, with Mr. Frank serving as Chair of the committee. Our Board has affirmatively determined that each of Mr. Harrison, Mr. Frank and Mr. Levy is independent under Nasdaq rules and not “interested persons” as such term is defined in the 1940 Act and also meets the enhanced standards of “independence” established by Nasdaq and the SEC for members of the Audit Committee. Our Board has also determined that (i) Mr. Frank and Mr. Levy each qualify as an “audit committee financial expert” under SEC rules and regulations and (ii) each member of the Audit Committee is “financially literate” as the term is defined by Nasdaq listing standards.

The Audit Committee’s principal functions include oversight related to:

●	the integrity of our financial statements;

●	the qualifications and independence of any independent registered public accounting firm engaged by us;

●	the performance of our internal audit function (to the extent such function is required by applicable rules and regulations) and any independent registered public accounting firm;

●	the determination of the fair value of assets that are not publicly traded or for which current market values are not readily available; and

●	the entry and monitoring of related party transactions.

The Audit Committee assists our Board in its management of AFC. In particular, the Audit Committee (i) serves as an independent party to monitor our financial reporting processes and internal control system; (ii) discusses the audit conducted by our independent registered public accounting firm; (iii) provides an open avenue of communication among our independent registered public accounting firm, our management and our Board; and (iv) serves as an independent party to review, approve and monitor our related party transactions.

The responsibilities of the Audit include, but are not limited to, (i) the appointment, compensation, retention and oversight of any independent registered public accounting firm engaged by us; (ii) discussing and reviewing guidelines and policies with respect to risk assessment and risk management; (iii) reviewing the adequacy of our internal audit function (to the extent such function is required by applicable rules and regulations); (iv) assisting in performing oversight responsibilities for the internal control systems and disclosure procedures; (v) recommending to our Board whether the financial statements should be included in reports made available to its shareholders; and (vi) meeting periodically with management to discuss any of the above or any identified issues.

Subject to the provisions of our related person transaction policies and procedures, the Audit Committee is also responsible for reviewing and approving our related party transactions, including matters related to our Advisory Agreement. Because the Audit Committee is already charged with approving our related party transactions, our Board has charged the Audit Committee with overseeing amounts payable to our Adviser pursuant to our Advisory Agreement and making recommendations to our Board with respect to our Board’s approval of the renewal of our Advisory Agreement. The Audit Committee and our Board must approve any renewal of our Advisory Agreement. See “Transactions With Related Persons — Policies and Procedures Regarding Related Party Transaction” for additional information.

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	13

Compensation Committee

Our Compensation Committee consists of three members, Ms. Sudnow and Messrs. Levy and Harrison, with Mr. Harrison serving as Chair of the committee. Our Board has affirmatively determined that each of Ms. Sudnow and Messrs. Levy and Harrison is independent under Nasdaq rules and also meets the enhanced standards of independence established by Nasdaq and the SEC for members of the Compensation Committee. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

The Compensation Committee’s principal functions include:

●	discharging the Board’s responsibilities relating to the compensation, if any, of our executive officers and directors;

●	overseeing the expense reimbursement of our Adviser and its affiliates for compensation paid by such entities to their respective employees pursuant to our Advisory Agreement; and

●	preparing reports on or relating to executive compensation required by the rules and regulations of the SEC.

The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of compensation matters and the sole authority to approve the fees and other retention terms of such compensation consultants. The Compensation Committee, with input from its compensation consultant, if any, and our Adviser, discusses and considers potential risks that arise from our compensation practices, policies and programs.

In addition, the Compensation Committee may form and delegate authority to sub-committees or, to the extent permitted under applicable laws, regulations and Nasdaq rules, to any other independent director or committee comprised entirely of independent directors, in each case, to the extent the Compensation Committee deems necessary or appropriate.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of two members, Mr. Frank and Ms. Sudnow, with Mr. Frank serving as Chair of the committee. Our Board has affirmatively determined that that each of Mr. Frank and Ms. Sudnow is independent under Nasdaq rules and not “interested persons” as such term is defined in the 1940 Act.

The Nominating and Corporate Governance Committee charter defines the Nominating and Corporate Governance Committee’s principal functions, including:

●	identifying individuals to become members of the Board, consistent with the procedures and selection criteria established by the Nominating and Corporate Governance Committee;

●	periodically reviewing the size and composition of the Board and recommending to the Board such modifications to its size and/or composition as are determined by the Nominating and Corporate Governance Committee to be necessary or desirable;

●	recommending to the Board the director nominees for the next annual meeting of shareholders;

●	recommending to the Board individuals to fill vacant Board positions;

●	recommending to the Board committee appointments and chairpersons;

●	developing and recommending to the Board a set of corporate governance principles, a Code of Business Conduct and Ethics and related corporation policies, practices and procedures;

●	periodically reviewing and recommending to the Board updates to our corporate governance principles, Code of Business Conduct and Ethics and related corporation policies, practices and procedures;

●	monitoring the Company’s compliance with applicable corporate governance requirements; and

●	overseeing an annual evaluation of the Board, its committees and individual directors.

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Meetings and Attendance

During 2025, the Board held ten (10) meetings, the Audit Committee held six (6) meetings, the Compensation Committee held one (1) meeting and the Nominating and Corporate Governance Committee held one (1) meeting. Each of our directors attended at least 80% of the aggregate meetings of the Board and the committees of the Board on which he or she served during 2025. In addition, independent directors of our Board of Directors meet in regularly scheduled sessions without management.

It is the Board’s policy that all directors are invited and encouraged to attend the Company’s annual meeting of shareholders, either in person or telephonically. One (1) of our directors, Mr. Harrison, attended our 2025 annual meeting of shareholders.

Succession Planning

The Board works on a periodic basis with the executive officers of the Adviser to develop, review, maintain and revise, if necessary, the Company’s succession plan upon the Chief Executive Officer’s retirement, the termination or non-renewal of the Adviser under the Advisory Agreement or in the event of an unexpected occurrence. The Chief Executive Officer’s recommendations regarding his or her successor should he or she be unexpectedly disabled are made available to the Board on a continuing basis.

Annual Self-Evaluation Process

At least annually, the Nominating and Corporate Governance Committee oversees and coordinates a self-assessment of the Board and each committee’s own performance. These self-assessments also take into account other corporate governance principles that may, from time to time, merit consideration by the Board and each committee. The Board conducted its annual self-assessment process in December 2025.

The assessment of the Board will generally include a review of any areas in which the Board or management believes the Board can make a better contribution to the governance of the Company, as well as a review of the committee structure and an assessment of the Board’s compliance with the principles set forth in our Corporate Governance Guidelines. The purpose of the review is to improve the performance of the Board as a unit, and not to target the performance of any individual Board member. The Board utilizes the results of this evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board. Each committee of the Board conducts its self-assessment under the oversight of the Nominating and Corporate Governance Committee in accordance with the provisions set forth in its respective charter.

Consideration of Director Candidates

Our Board of Directors and the Nominating and Corporate Governance Committee will consider director candidates recommended for election to the Board of Directors by shareholders in the same manner and using the same criteria as that used for any other director candidate. All recommendations must be directed to the Nominating and Corporate Governance Committee c/o Secretary at 477 South Rosemary Avenue, Suite 301, West Palm Beach, FL, 33401. Recommendations for director nominees to be considered at the 2027 annual meeting of shareholders must be received in writing not later than December 15, 2026, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to shareholders. See “Shareholder Proposals and Director Nominations for 2027 Annual Meeting” under the section below titled “Questions and Answers About the Proxy Materials and Annual Meeting” for more information.

Our Board of Directors does not have a formal diversity policy. However, in evaluating a director candidate, the Nominating and Corporate Governance Committee will consider the following criteria, among others the Nominating and Corporate Governance Committee shall deem appropriate: (i) business and professional background, (ii) contribution to the Board’s diversity of experience, profession, expertise, skill and background (including with respect to race and gender); (iii) history of leadership or contributions to other organizations; (iv) functional skill set and expertise; (v) general understanding of marketing, finance, accounting, corporate governance, federal securities and other relevant laws and regulations, and other elements relevant to the success of a publicly-traded company in today’s business environment; (vi) meets high ethical standards; (vii) experience relevant to our investment program and/or as a member of the board of directors of another publicly-held company; (viii) commitment to devoting the time and effort necessary to be a responsible and productive member of the Board of Directors; and (ix) ability to perpetuate the success of the business and represent stakeholder interests.

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Shareholders who wish to nominate a person for election as a director in connection with an annual meeting of shareholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in our Amended and Restated Bylaws (“Bylaws”), and as described further under “Shareholder Proposals and Director Nominations for 2027 Annual Meeting” below.

Outside Directorships

In recent years, some investors and proxy advisors have instituted “bright-line” proxy voting policies on the number of outside public company boards that a director may serve on. Our Board recognizes investors’ concerns that highly sought-after directors could lack the time and attention to adequately perform their duties and responsibilities, and considers each director’s performance and commitment to ensure their continued effectiveness as a director. Our corporate governance guidelines contemplate that no director may simultaneously serve on the boards of directors of more than four other public companies, excluding our portfolio companies, unless our Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve the Company.

Communications with the Board of Directors

Shareholders or other interested parties who wish to contact the Board, the lead independent director, any Board committee, or our independent directors as a group may send written correspondence c/o Board of Directors at 477 South Rosemary Ave., Suite 301 West Palm Beach, FL, 33401. The name of any specific intended Board recipients should be clearly noted in the communication. All communications will be received, processed and then forwarded to the appropriate member(s) of our Board, except that, certain items unrelated to the Board’s duties and responsibilities, such as spam, junk mail, mass mailings, solicitations, resumes and employment inquiries and similar items will not be forwarded. Board members receiving communications will respond as such directors deem appropriate, including the possibility of referring the matter to our management team, to the full Board or to an appropriate committee of the Board. In addition, if requested by shareholders, our lead independent director will ensure that he is available, when appropriate, for consultation and direct communication with shareholders.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and repurchases by the Company, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy is filed with our Annual Report on Form 10-K for the year ended December 31, 2025.

Policy on Pledging and Hedging of Company Shares

Our insider trading policy provides that insiders, which includes all directors, officers and employees of the Company, are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. In addition, our insider trading policy provides that insiders are prohibited from margining the Company securities in a margin account or pledging Company securities as collateral for a loan.

Code of Business Conduct and Ethics

We have adopted a written code of business ethics that seeks to identify and mitigate conflicts of interest between us and our employees, if any, directors and officers. A current copy of the code is posted under “Corporate Governance” on our website at https://investors.advancedflowercapital.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at https://investors.advancedflowercapital.com.

Our Code of Business Conduct and Ethics operates in conjunction with, and in addition to, the policies of the Adviser and those of the Company. We and the Adviser have codes of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, respectively, that establish procedures for personal investments and restrict certain personal securities transactions. Personnel subject to the codes are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the codes of ethics.

Compensation Clawback Policy

We have adopted a Policy Regarding the Recoupment of Certain Compensation Payments (the “Compensation Clawback Policy”) to comply with the SEC rules under the Dodd-Frank Wall Street Reform and Nasdaq rules. The Compensation Clawback Policy requires the Company to clawback erroneously awarded incentive compensation received by covered individuals (current and former officers) during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Compensation Clawback Policy is filed with our Annual Report on Form 10-K for the year ended December 31, 2025.

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Executive Officers of the Company

The table below sets forth certain information regarding our executive officers:

Name	Age	Position
Daniel Neville	40	Chief Executive Officer
Brandon Hetzel	40	Chief Financial Officer and Treasurer
Robyn Tannenbaum	40	President and Chief Investment Officer

Information concerning the business experience of our executive officers is set forth below.

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Daniel Neville	Mr. Neville has served as our Chief Executive Officer since November 2023. Mr. Neville, previously served as AWH’s Chief Financial Officer beginning in August 2020 through November 2023 and, prior to that, served as SVP Finance. In these roles, he was responsible for the AWH’s accounting, finance, M&A, IT and procurement functions. Prior to AWH, Mr. Neville worked at SLS Capital, a special situations hedge fund based in New York. He served as a Managing Director from January 2015 to March 2019 and as an Analyst from April 2010 to January 2015. Previously, he worked as an investment banker at Credit Suisse in the Technology Group, where he worked on M&A and IPO transactions. Mr. Neville earned his Bachelor of Science in Economics from Duke University.
Brandon Hetzel	Mr. Hetzel has served as our Chief Financial Officer and Treasurer since March 2023, prior to which he served as Executive Vice President, Controller (from December 2022) and Controller (from September 2020). Mr. Hetzel has served as the Chief Financial Officer and Treasurer of SUNS since February 2024. Mr. Hetzel has also served as Chief Financial Officer of SRT since September 2023. Prior to joining the Company, Mr. Hetzel served as VP of Finance for El-Ad National Properties, LLC, a real estate development and asset management company, and prior to that, spent seven years with PricewaterhouseCoopers, where he was a manager in the REIT audit practice. Mr. Hetzel has over fifteen years of real estate and financial management experience focused on real estate and REITs, including multi-family properties, hotels, office buildings, malls, strip centers and condominium development. Mr. Hetzel received a Master of Business Administration, Accounting BSBA and Finance BSBA from the University of Central Florida and is a licensed Certified Public Accountant.
Robyn Tannenbaum	Mrs. Tannenbaum has served as our Chief Investment Officer since October 2024 and our President since March 2023, prior to which she served as our Managing Director, Head of Origination and Investor Relations since July 2020. Mrs. Tannenbaum has served as the President of SUNS since February 2024. Mrs. Tannenbaum has also served as Head of Capital Markets of SRT since September 2023. Mrs. Tannenbaum has over 7 years’ experience focusing on mergers and acquisitions and leveraged loans to healthcare companies. Additionally, she has 5 years of experience as an investor relations professional within the finance industry. Mrs. Tannenbaum formerly served as Head of Investor Relations at Fifth Street from March 2014 to October 2017 and as a Vice President in Healthcare mergers and acquisitions at CIT Group Inc. Subsequent to her time at Fifth Street, from October 2017 through July 2020, she founded and worked at REC Investor Relations, a boutique investor relations and marketing consulting firm advising healthcare and financial services companies. She graduated summa cum laude with a B.S. in Finance, with a concentration in Marketing and a Public Relations minor from Lehigh University. Mrs. Tannenbaum brings deep experience in investor relations within the finance industry, bringing meaningful insight as the President. Mrs. Tannenbaum is married to Mr. Tannenbaum

Other than between Mr. Leonard Tannenbaum and Mrs. Robyn Tannenbaum, who are husband and wife, there are no family relationships between or among any of our executive officers or directors.

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Executive Compensation

We do not have any employees nor do we intend to hire any employees who will be compensated directly by us. Our loans are sourced and overseen by the members of our senior team. Each of our executive officers, including each executive officer who serves as a director, is employed by our Adviser and/or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our Adviser and/or its affiliates, as applicable. The Adviser provides us advisory services pursuant to the Advisory Agreement, and AFC Management, LLC (in its capacity as administrator, the “Administrator”) provides us certain administrative and operational services necessary for our operations pursuant to an administration agreement (the “Administration Agreement”), as discussed in more detail below under the section titled “Transactions with Related Persons—Advisory Agreement” and “Administration Agreement”.

Mr. Hetzel entered into an employment agreement with our Adviser, dated as of January 3, 2023, which provides that, in the event of a termination of Mr. Hetzel’s employment by the Adviser other than for “cause” (which includes a non-renewal of the employment agreement term by the Adviser), or his resignation for “good reason”, he will be entitled to twelve (12) months’ worth of his then-current base salary.

In connection with his appointment as Chief Executive Officer of the Company, Mr. Neville entered into an employment agreement with our Adviser, dated as of October 30, 2023, which provides that, in the event of a termination of Mr. Neville’s employment by the Adviser without “cause” (other than due to Mr. Neville’s death or “disability”), or his resignation for “good reason” (which includes a non-renewal of the employment agreement term by the Adviser), Mr. Neville will be entitled to: (i) three months of base salary continuation; (ii) subject to Mr. Neville’s timely election of continuation coverage under COBRA, payment of 100% of medical, dental and vision premiums for Mr. Neville and his dependents for three months following the month in which the termination occurs.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, our officer or employee.

Director Compensation

We pay each of our non-employee directors an annual cash retainer of $50,000 in equal quarterly payments. Each non-employee director is entitled to reimbursement of reasonable expenses associated with attending board meetings. However, we do not pay our non-employee directors any fees for attending individual board or committee meetings. The lead independent director receives an additional $15,000 annual cash retainer in equal quarterly payments. The Audit Committee Chair receives an additional $25,000 annual cash retainer in equal quarterly payments. The Compensation Committee Chair receives an additional $10,000 annual cash retainer in equal quarterly payments. The Nominating and Corporate Governance Committee Chair receives an additional $5,000 annual cash retainer in equal quarterly payments. Directors must attend at least 75% of all meetings of the Board and all committees on which the director sits (including separate meetings of non-management directors or independent directors) in any specified fiscal year in order to be eligible to receive director compensation. If a director is also one of our executive officers, we will not pay any compensation to such person for services rendered as a director.

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The following table shows information regarding the compensation earned by the Directors for the fiscal year ended December 31, 2025.

Name of Director	Total Compensation Paid by the Company(4)	Total Compensation Paid From the Fund Complex (5)
Independent Directors
Thomas Harrison(1)	$104,998	$104,998
Alexander Frank (2)	$109,998	$179,998
Robert Levy	$79,998	$79,998
Marnie Sudnow	$79,998	$79,998
Interested Director(3)
Leonard M. Tannenbaum	$2,799,996	$2,799,996

(1)	Fees earned include additional annual retainer for service as the Lead Independent Director and Chair of the Compensation Committee.
(2)	Includes additional annual retainer for service as our Chair of the Audit Committee and Nominating and Corporate Governance Committee.
(3)	Mr. Tannenbaum is an “interested person” as such term is defined in the 1940 Act and, as such, from January 1, 2026, receives no compensation from the Company for his service as a Director. Prior to January 1, 2026, during which time the Company had not elected to be a business development company subject to the 1940 Act, Mr. Tannenbaum received stock awards in the amount of $2,799,996, going forward he will not receive any compensation.
(4)	Includes stock awards to each Independent Director of $29,998 during the year ended December 31, 2025. The Company does not have a profit-sharing plan, and Directors do not receive any pension or retirement benefits from the Company.
(5)	“Fund Complex” includes the Company, Sunrise Realty Trust, Inc. and TCG Strategic Income Fund.

Dollar Range of Securities Beneficially Owned by Directors

The following table sets forth the dollar range of the Company’s equity securities beneficially owned by the director nominees and each of its other directors as of March 30, 2026. The Company is not part of a “family of investment companies,” as the term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)(2)
Independent Directors(3)
Thomas Harrison	$50,001– $100,000
Alexander Frank	$10,001 – $50,000
Robert Levy	$10,001 – $50,000
Marnie Sudnow	$10,001 – $50,000
Interested Director
Leonard M. Tannenbaum	Over $100,000

(1) The dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000. The dollar range of the Company’s equity securities beneficially owned is calculated based on the closing sales price of the Company’s common stock as reported on Nasdaq as of March 30, 2026.

(2) Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(3) As March 30, 2026, to the best of the Company’s knowledge, except as listed above, none of the independent directors, nor any of their immediate family members, had any interest in the Company, the investment adviser or any person or entity directly or indirectly controlling, controlled by or under common control with the Company.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock, as of March 30, 2026, by:

●	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

●	each of our named executive officers and directors;

●	all of our current directors and executive officers as a group.

The information below is based on 23,528,844 shares of our Common Stock outstanding as of March 30, 2026.

We have determined beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each person or entity named in the table below has sole voting and investment power with respect to all shares of Common Stock that such person or entity beneficially owns, subject to applicable community property laws. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of our Common Stock subject to options that are currently vested and exercisable held by that person, or that will become exercisable and vest within 60 days of March 30, 2026, to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. As of March 30, 2026, the Company had no unvested restricted stock or stock options.

Name of Beneficial Owner (1)	Total Number of Shares Beneficially Owned	% of Common Stock
5% Shareholders
Leonard M. Tannenbaum (2)	6,577,535	28.0%
BlackRock, Inc. (3)	1,269,688	5.6%
Stoney Lonesome HF LP (4)	1,331,240	5.9%

Named Executive Officers and Directors
Leonard M. Tannenbaum (2)	6,577,535	28.0%
Daniel Neville	317,889	1.4%
Robyn Tannenbaum (5)	218,907	*
Brandon Hetzel	40,537	*
Alexander C. Frank	16,196	*
Thomas L. Harrison	24,539	*
Robert Levy	9,511	*
Marnie Sudnow	9,511	*
All directors and executive officers as a group (8 persons)	7,214,625	30.7%

*Less than 1% of the outstanding shares.

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 477 South Rosemary Ave., Suite 301, West Palm Beach, FL 33401.

(2) Includes 6,397,135 shares of Common Stock which Leonard Tannenbaum has sole voting and dispositive power and 180,400 shares of Common Stock held by the Tannenbaum Family Foundation (formerly known as the Leonard M. Tannenbaum Foundation), for which Mr. Tannenbaum serves as the President; Mr. Tannenbaum disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest. This does not include 218,907 shares of Common Stock held by Mr. Tannenbaum’s spouse, Robyn Tannenbaum.

(3) Beneficial and percentage ownership information is as of September 30, 2025 and is based on information reported on a Schedule 13G filed by Blackrock, Inc. with the SEC on October 17, 2025. The schedule indicates that Blackrock, Inc. has sole voting power over 1,234,880 shares of our Common Stock and sole dispositive power over 1,269,688 shares of our Common Stock. The business address of  Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.

(4) Beneficial and percentage ownership information is as of February 3, 2026 and is based on information reported on a Schedule 13G filed by Stoney Lonesome HF LP with the SEC on February 10, 2026. The schedule indicates that Stoney Lonesome HF LP has sole voting power over 1,331,240 shares of our Common Stock and sole dispositive power over 1,331,240 shares of our Common Stock. The business address of Stoney Lonesome HF LP is 22 S Riverside Plaza, 15th Floor, Chicago, Illinois 60606.

(5) This does not include 6,577,535 shares of Common Stock held by Mrs. Tannenbaum’s spouse, Leonard Tannenbaum.

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Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process and audit process. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. CohnReznick LLP, the Company’s independent registered public accounting firm throughout 2025, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with CohnReznick LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has received and reviewed the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the PCAOB regarding CohnReznick LLP’s communications with the Audit Committee concerning independence, and has discussed with CohnReznick LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee also appointed CohnReznick LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and is seeking ratification of such appointment by the Company’s shareholders at the Annual Meeting.

AUDIT COMMITTEE

Alexander Frank (Chair)
Thomas Harrison
Robert Levy

April 16, 2026

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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Proposal 2 - Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed CohnReznick LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are not required to submit the appointment of CohnReznick LLP for shareholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by our shareholders at the Annual Meeting as a matter of good corporate governance. If our shareholders do not ratify the appointment of CohnReznick LLP, the Audit Committee will reconsider its appointment of CohnReznick LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our shareholders.

We expect one or more representatives of CohnReznick LLP to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed to us for the years ended December 31, 2024 and 2025 by our independent registered public accounting firm, CohnReznick LLP, are set forth below:

	2024	2025
Audit Fees(1)	$372,750	$329,919
Audit-Related Fees(2)	-	-
Tax Fees	76,574	84,634
All Other Fees	-	-
Total Fees	$449,324	$414,553

(1) Audit Fees represents the aggregate fees billed to us by CohnReznick LLP for professional services rendered for the audits of our financial statements for the year and period ended December 31, 2025 and 2024, respectively, and for procedures performed on our quarterly reports on Form 10-Q. During the year and period ended December 31, 2025 and 2024, respectively, Audit Fees also include services in preparation of consents and comfort letters that our auditor provided in connection with our equity and debt offerings.

(2) Audit-Related Fees represent fees billed for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” During the year and period ended December 31, 2025 and 2024, respectively, we did not incur any such Audit-Related Fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence.

All services performed and related fees billed by CohnReznick LLP during 2025 and 2024 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

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Transactions with Related Persons

Policies and Procedures Regarding Related Party Transactions

Our Board has adopted written related person transaction policies and procedures. The purpose of this policy is to describe the procedures used to identify, review, approve, disapprove, ratify and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) with related persons. Under this policy, the Audit Committee is responsible for reviewing, approving or ratifying each related person transaction or proposed transaction, subject to certain exceptions. In determining whether to approve or ratify a related person transaction, the Audit Committee or its chairperson, as applicable, will consider all relevant facts and circumstances of the related person transaction available and will approve only those related person transactions that are, under all of the circumstances, fair as to us, as the Audit Committee or its chairperson, as applicable, determines in good faith.

Certain Relationships and Related Party Transactions

From time to time, we may engage in certain transactions in which one or more of our directors, executive officers or holders of more than 5% of our outstanding share capital and their affiliates, which we refer to as our related parties, had or will have a direct or indirect material interest. Such transactions with related persons since the beginning of our last fiscal year, and any currently proposed transactions, are described below.

Advisory Agreement

At a meeting of the Board of Directors (the “Board”) on August 12, 2025 (the “Meeting”), the Board approved a series of matters intended to facilitate our conversion (the “Conversion”) from a real estate investment trust (“REIT”) to a business development company (“BDC”). Among other things, the Board, including a majority of the Independent Directors, approved a new, 1940 Act-compliant investment advisory agreement (the “Advisory Agreement”) by and between us and the Adviser, subject to the approval of shareholders. On September 16, 2025, the Company filed a definitive proxy statement with the SEC in connection with a special meeting of shareholders (the “Special Meeting”) held on November 6, 2025 for the purpose of seeking shareholder approval of certain proposals required to effect the Conversion, namely shareholder approvals of (i) the Advisory Agreement and (ii) the application of reduced asset coverage requirements pursuant to Section 61(a) of the 1940 Act (the “Proposals”). On November 6, 2025, at the Special Meeting, shareholders approved the Proposals, including the Advisory Agreement.

Effective January 1, 2026, in connection with the Conversion, we entered into the Advisory Agreement with the. The Advisory Agreement replaced our prior management agreement, as amended, which ceased to govern our operations as of that date. Under the Advisory Agreement, we will pay the Adviser a base management fee (for purposes of this section only, the “Base Management Fee”) calculated at an annual rate of 1.50% of the average value of our average of gross assets at the end of the two most recently completed calendar quarters (excluding cash or cash equivalents but including assets purchased with borrowed funds) during the most recently completed calendar quarter; provided, however, that the Base Management Fee shall be reduced by 50% (or such other amount as may be required under applicable law or as a condition to any exemptive relief on which we rely) of the sum of, without duplication, the aggregate amount of any other fees earned and paid to the Adviser or its affiliates from our portfolio companies on a pro rata basis relative to our hold size in the applicable investments during such quarter arising in connection with the investment advisory services rendered by the Adviser under the Advisory Agreement or the general management services rendered by the Administrator under the Administration Agreement (such other fees, “Outside Fees”), including any agency fees relating to our investments, but excluding the incentive fees payable to the Adviser based on (i) “pre-incentive fee net investment income” in respect of the current calendar quarter and the three preceding calendar quarters and (ii) capital gains, and any diligence fees paid and earned by the Adviser and paid by third parties in connection with the Adviser’s due diligence of potential investments for us; provided further, that the Base Management Fee will be calculated at an annual rate equal to 1.00% of the average value of our gross assets (excluding cash or cash equivalents but including assets purchased with borrowed funds) during the most recently completed calendar quarter that exceeds an amount equal to the product of (i) 200% and (ii) our net asset value at the end of the most recently completed calendar quarter (for purposes of this section only, the “Leverage Break Point”).

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In addition, under the Advisory Agreement, we will pay the Adviser an incentive fee consisting of two parts (for purposes of this section only, the “Incentive Fees”). The first part is determined and paid quarterly based on our pre-incentive fee net investment income in respect of the current calendar quarter and the three preceding calendar quarters (or the appropriate portion thereof in the case of any of our first three calendar quarters following the effective date of the Advisory Agreement, and the second part is determined and payable in arrears based on net capital gains as of the end of each calendar year or upon termination of the Advisory Agreement. For purposes of this section only, “pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus operating expenses for the quarter, including the Base Management Fee, expenses payable to the Administrator under the Administration Agreement, any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the Incentive Fees. Additional information regarding the fees paid to the Adviser pursuant to the Advisory Agreement is provided under Part I, Item 1—Business “—Adviser Compensation subsequent to January 1, 2026” in our 2025 Annual Report on Form 10-K.

We do not pay the Administrator a separate fee for the services provided by the Administrator under the Administration Agreement, so long as the Adviser (or an affiliate) continues to serve as the investment adviser to the Company. Notwithstanding the foregoing, we will reimburse the Administrator an amount equal to our allocable portion of certain expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our fair and equitable allocable share of the compensation, including annual base salary, bonus, any related withholding taxes and employee benefits, paid to personnel providing finance, tax, accounting, internal audit, legal, risk management, operations, originations, marketing, investor relations, portfolio monitoring and servicing, compliance services and other non-investment personnel of the Adviser and its affiliates as reasonably determined by the Adviser to appropriately reflect the portion of time spent devoted by such personnel to our affairs, as well as the actual cost of goods and services used for us and obtained by the Administrator from entities not affiliated with us. We will also reimburse the Administrator for the reasonably allocated actual costs of administrative services performed by Administrator for our operation. From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services on our behalf. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed. Costs and expenses of the Administrator and the Adviser that are eligible for reimbursement by us will be reasonably allocated on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

For additional information regarding fees paid to our Adviser pursuant to the Advisory Agreement and our reimbursement obligations under the Advisory Agreement and the Administration Agreement, see Part I, Item 1—Business “—Our Advisory Agreement”, “—Our Administration Agreement” and “—Adviser Compensation subsequent to January 1, 2026” in our 2025 Annual Report.

AFC Agent LLC

AFC Agent LLC (“AFC Agent”), an entity wholly-owned by Mr. and Mrs. Tannenbaum, serves as the administrative agent to the lenders under the majority of our credit facilities, including our co-investments. We do not pay any consideration to AFC Agent for its services as administrative agent under such credit facilities, though it does receive fees from the borrowers under certain credit facilities.

Co-Investment Opportunities

From time to time prior to our Conversion, we may have co-invested with other investment vehicles managed by our Adviser or its affiliates, including our Adviser, and their portfolio companies, including by means of splitting loans, participating in loans or other means of syndicating loans. We were not obligated to provide, nor did we provided, any financial support to the other managed investment vehicles. As such, our risk was limited to the carrying value of our investment in any such loan. As of December 31, 2025, there were two co-invested loans held by us and our affiliates.

Effective January 1, 2026, in connection with our Conversion to a BDC, we became subject to the co-investment restrictions under the 1940 Act. We, the Adviser and certain of our affiliates have been granted exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements, which may afford us additional investment opportunities and an ability to achieve greater diversification. Our exemptive order permits us to invest with our Adviser’s clients, as well as certain clients of the Adviser’s affiliates, in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the 1940 Act. Under the terms of the exemptive relief, a majority of the Independent Directors must reach certain conclusions in connection with certain co-investment transactions (e.g. in the case of follow-on investments in an existing issuer in which affiliates, but not the Company, have an existing investment, and non-pro rata follow-on investments in, and dispositions of, securities of an existing issuer). The exemptive relief imposes other conditions with which we must comply to engage in co-investment transactions. In certain situations where co-investment is not covered by our exemptive relief, relevant personnel of the Adviser will make allocation determinations based on policies and procedures designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner consistent with applicable laws, rules and regulations.

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	25

Subsidiary of Private Company G Transactions

Prior to the year ended December 31, 2025, we participated in a co-investment transaction with a subsidiary of Private Company G (“Subsidiary of Private Company G”) pursuant to a credit agreement entered into in 2021 and subsequently amended from time to time. Certain affiliated entities in which Mr. and Mrs. Tannenbaum hold ownership interests participated as co-lenders in that credit facility. In 2023, following certain events of default, the parties entered into a forbearance agreement under which the Subsidiary of Private Company G agreed to sell certain assets, provide additional collateral, and make an equity contribution, and we subsequently placed the investment on non-accrual status effective December 1, 2023. In March 2024, the parties entered into an additional forbearance agreement that further modified the terms of the credit facility, including decreasing the interest rate and revising certain payment and cash flow provisions.

In February 2025, AFC Agent, on behalf of the Company and the other lenders, initiated a mortgage foreclosure proceeding in connection with the 2024 forbearance agreement over a cultivation facility owned by Subsidiary of Private Company G. The Company also delivered a reservation of rights letter to Subsidiary of Private Company G concerning the occurrence of certain alleged events of default and forbearance defaults under the credit agreement and the 2024 forbearance agreement, respectively, including unpermitted payments, the failure to maintain and preserve one of Subsidiary of Private Company G’s cannabis licenses and its cultivation facility and its failure to cooperate with the Company in the foreclosure proceeding. The Company believes these defaults have had a material adverse impact on Subsidiary of Private Company G’s ability to operate its business and make payments under the credit agreement. AFC Agent is also therefore pursuing a payment guarantee from the parent company and the beneficial shareholders of Subsidiary of Private Company G that guaranteed the loan.

In April 2025, we and AFC Agent (collectively, the “AFC Parties”) commenced legal actions against two shareholders (the “Guarantors”) of the parent of Subsidiary of Private Company G in the United States District Court for the Southern District of New York asserting claims for violations of the Racketeer Influenced and Corrupt Organizations Act (“RICO”), breach of a shareholder guaranty, tortious interference with contract, fraud, aiding and abetting fraud, and conversion. Also in April 2025, AFC Agent Commenced an action against the parent of Subsidiary of Private Company G (“Parent”) in New York state court asserting a claim for breach of contract arising from Parent’s failure to satisfy its obligations under a guaranty agreement related to the Company’s credit facility with Subsidiary of Private Company G.

In June 2025, the AFC Parties filed an amended complaint against the Guarantors, asserting claims for breach of contract, tortious interference with contract, fraud, aiding and abetting fraud, and conversion, and dismissing without prejudice the RICO cause of action. In July 2025, the Guarantors moved to dismiss the action and, in a separate motion, moved to transfer it to the District of New Jersey. Also in July 2025, Parent moved to dismiss the New York state action.

On March 17, 2026, the New York state Court denied Parent’s motion to dismiss the action. On April 3, 2026, AFC Agent and Parent each moved for a stay of the cation. The Court has now temporarily stayed the New York state action until the Court can resolve certain issues raised by the parties’ stay motions, which are scheduled to be argued to the Court on July 2, 2026.

On March 31, 2026, the Southern District of New York denied the Guarantors’ motion to transfer, and denied their motion to dismiss the cause of action for fraud, and dismissed the remaining causes of action. That action is in discovery.

In April 2025, two Subsidiaries of Private Company G-affiliated cannabis companies (the “Plaintiffs”) that are borrowers under the Company’s credit facility with Subsidiary of Private Company G filed a complaint in the United States District Court for the District of New Jersey alleging, among other things, breach of contract, breach of the implied covenant of good faith and fair dealing, and violations of the New York Uniform Commercial Code in connection with the Company’s termination of a forbearance agreement between the parties. In May 2025, the court granted Plaintiffs’ request for a preliminary injunction, enjoining the Company from seizing any of Plaintiffs’ assets or cash or enforcing any remedy for Subsidiary of Private Company G’s failure to (a) cooperate in the foreclosure proceeding on the Pennsylvania property; (b) provide annual audited financial statements for fiscal years 2023 and 2024; or (c) obtain a certificate of occupancy for the New Jersey facility by May 15, 2024. The Court did not consider Subsidiary of Private Company G’s failure to maintain and preserve one of its subsidiary cannabis licenses or its unpermitted payments. In June 2025, the AFC Parties appealed the injunction to the Third Circuit Court of Appeals, which heard oral argument on March 3, 2026. On February 23, 2026, the District Court granted the AFC Parties’ motion for summary judgment on the Amended Complaint’s fourth count, which sought declaratory relief relating to the outstanding loan balance. The credit facility to Subsidiary of Private Company G matures on May 1, 2026.

During the year ended December 31, 2025, the Company recognized interest income of approximately $0.7 million related to this loan, which was received in cash. During the year ended December 31, 2025, approximately $0.4 million of contractual interest payments were received and applied as a reduction to this loan’s amortized cost. As of December 31, 2025, the loan with Subsidiary of Private Company G had an outstanding principal amount of approximately $78.8 million.

Because each of these actions are in their early stages, no reasonable estimate of possible outcomes resulting from these legal actions can be made at this time.

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	26

Private Company A Transactions

Private Company A Credit Agreement

Prior to the year ended December 31, 2025, we participated in a co-investment transaction with Private Company A alongside affiliated entities, including entities in which Mr. and Mrs. Tannenbaum hold ownership interests, pursuant to a credit facility originally entered into in 2020 and subsequently amended from time to time. In 2023, following covenant defaults, Private Company A was placed into receivership and began liquidating certain assets for the benefit of the lenders, resulting in principal repayments and related exit fees to lenders, including the Company. Effective March 1, 2024, we placed our investment in Private Company A on non-accrual status. During 2024, we continued to receive principal repayments, including amounts from asset sales and the purchase of a third-party syndicated lender’s minority debt position.

During the year ended December 31, 2025, we received approximately $6.3 million in total loan payments from Private Company A’s sale of its collateral assets, which was applied as a reduction to the amortized cost of the Private Company A credit facility. As of December 31, 2025, our outstanding principal balance under the Private Company A Credit Facility was approximately $46.8 million. AFC Agent continues to monitor on behalf of the lenders the court-appointed receivership installed to maintain the borrower’s operations and maximize value for the benefit of its creditors.

During the first quarter of 2026, we received approximately $6.2 million in total loan payments from Private Company A’s receipt of certain tax credits, which were applied as a reduction to the amortized cost of the Private Company A loan. We now hold approximately $40.6 million of outstanding principal as of March 31, 2026.

Other Matters

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to shareholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such shareholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any shareholder residing at an address to which only one copy was mailed. Shareholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.

Annual Report to Shareholders

Our 2025 Annual Report is available on our corporate website at https://investors.advancedflowercapital.com and on the Internet at www.proxyvote.com. For shareholders receiving a Notice of Internet Availability, instructions on how to request a printed copy of our proxy materials and 2025 Annual Report are included in the Notice of Internet Availability. Shareholders receiving a printed copy of this Proxy Statement have also received a copy of our 2025 Annual Report. We will provide, without charge, a copy of our 2025 Annual Report for the year ended December 31, 2025 (including the financial statements but excluding the exhibits thereto) upon the written request of any shareholder or beneficial owner of our Common Stock. Requests should be directed to our Secretary, at the following address:

Advanced Flower Capital Inc.
477 South Rosemary Ave., Suite 301
West Palm Beach, FL, 33401

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Shareholder Proposals and Director Nominations for 2027 Annual Meeting

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.

For your proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of shareholders, your written proposal must be received by our Secretary at our principal executive offices no later than December 29, 2026, and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. If we change the date of the 2027 annual meeting of shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of shareholders.

Shareholder Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials.

If you intend to nominate an individual for election to our Board of Directors at our 2027 annual meeting of shareholders or wish to present a proposal at the 2027 annual meeting of shareholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, shareholders give written notice of the nomination or proposal to our Secretary at our principal executive offices than no later than 5:00 p.m. Eastern Time on January 28, 2027 (the 120th day before the first anniversary of the date of the preceding year’s annual meeting) nor earlier than, December 29, 2026 (the 150th day before the first anniversary of the date of the preceding year’s annual meeting) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2027 annual meeting of shareholders to a date that is more than 30 days before the anniversary of the Annual Meeting, written notice by a shareholder must be given no earlier than the 150th day prior to the date of the 2027 annual meeting of shareholders and no later than 5:00 p.m. Eastern Time on the later of (i) the 120th day prior to the date of the 2027 annual meeting of shareholders or (ii) the tenth day following the day on which public announcement of the 2027 annual meeting of shareholders is made. Shareholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Article II, Section 11 of our Bylaws will not be acted upon at the 2027 annual meeting of shareholders.

Questions and Answers About the Proxy Materials and Annual Meeting

We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a printed copy of this Proxy Statement and our 2025 Annual Report. The Notice of Internet Availability contains instructions on how shareholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this Proxy Statement, our 2025 Annual Report and a proxy card or voting instruction form. All shareholders who do not receive a Notice of Internet Availability or a copy of the proxy materials by email will receive a printed copy of the proxy materials by mail. We believe this process will expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

We are first mailing the Notice of Internet Availability to our shareholders on or about April 16, 2026. For shareholders who have affirmatively requested printed copies of proxy materials, we intend to first mail printed copies of this Proxy Statement, the accompanying proxy card or voting instruction form and our 2025 Annual Report on or about April 16, 2026.

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What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1:	To elect Alexander Frank and Marnie Sudnow as Class III directors to serve until our Company’s 2029 annual meeting of shareholders and until their successors are duly elected and qualified.
Proposal 2:	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Shareholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting. Shareholders of the Company have no dissenters’ or appraisal rights in connection with any of the proposals described herein.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends that you vote your shares:

Proposal 1:	“FOR” of the director nominees named in this Proxy Statement to be elected to the Board of Directors.
Proposal 2:	“FOR” the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Who is entitled to vote?

Only shareholders of record at the close of business on March 30, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 23,528,844 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between a “beneficial owner” and a “shareholder of record”?

Whether you are a “beneficial owner” or a “shareholder of record” with respect to your shares depends on how you hold your shares:

●	Beneficial Owners. Most of our shareholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

●	Shareholders of Record. If you hold shares directly in your name with our stock transfer agent, Continental Stock Transfer & Trust Company, you are considered the “shareholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

How can I attend the Annual Meeting?

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Only shareholders and our invited guests are invited to attend the Annual Meeting. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/AFCG2026. Our virtual annual meeting allows shareholders to submit questions and comments during the 15 minutes prior to the meeting and during the meeting. After all proposals are presented at the meeting and to the extent time allows, we will spend a few minutes responding to appropriate shareholder questions submitted during the Annual Meeting. All questions must comply with the meeting’s rules of conduct, which will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we may answer them in writing on our investor relations website, at https://investors.advancedflowercapital.com soon after the meeting. If we receive substantially similar questions may be grouped together with a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 9:30 a.m. Eastern Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin 15 minutes prior to the meeting and you should allow ample time for the check-in procedures.

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How do I access and participate in the Annual Meeting?

You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will not be able to access the Annual Meeting.

The virtual meeting host will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting web portal. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

Why is the Company holding the Annual Meeting virtually?

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our shareholders and the Company. Hosting a virtual meeting enables increased shareholder attendance and participation since shareholders can participate and ask questions from any location around the world. In comparison to typical in-person meetings, we believe the virtual meeting format enables more meaningful engagement and a greater level of information sharing with a broader group of shareholders. Our shareholders will be afforded equivalent opportunities to participate during the virtual-format Annual Meeting as they would at a typical in-person annual meeting of shareholders.

How do I vote?

●	Beneficial Owners. If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

●	Shareholders of Record. If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

●	During the Meeting. If you plan to vote at the Annual Meeting, you will be given the opportunity to do so by following the instructions available on the Annual Meeting website.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Time on May 27, 2026 in order for your shares to be voted at the Annual Meeting. If you are a shareholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you are a beneficial owner of shares of our Common Stock, you will also need to refer to any other deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

How can I revoke or change my vote after I submitted my proxy?

●	Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

ADVANCED FLOWER CAPITAL INC. | 2026 PROXY STATEMENT	30

●	Shareholders of Record. If you are a shareholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

○	signing and returning a new proxy card with a later date;

○	submitting a later-dated vote by telephone or via the Internet - only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 27, 2026, will be counted;

○	participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or

○	delivering a written revocation to our Secretary at 477 South Rosemary Ave., Suite 301, West Palm Beach, FL 33401 to be received before the voting at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions on one or more of the proposals, then Mr. Brandon Hetzel and Mr. Gabriel Katz, as the persons named as proxy holders in the proxy card, will vote your shares in the manner recommended by the Board on those proposals as presented in this Proxy Statement.

If you are a beneficial shareholder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions only on certain “routine” matters. Proposal 2 (Ratification of appointment of CohnReznick LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. Proposal 1 (Election of Directors) is considered non-routine. Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2, but will not be permitted to vote your shares on Proposal 1. If your broker exercises this discretion, your shares will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposal 1 and will not be counted in determining the outcome of that item.

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the persons named as proxy holders in the proxy card, in their discretion, on such matters. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum to conduct business at the Annual Meeting?

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. Broker non-votes (as discussed above) will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson.

What vote is required to approve each of the proposals?

Each share of our Common Stock outstanding at the close of business on the Record Date is entitled to one vote on each of the two director nominees and one vote on each other matter that may be presented for consideration and action by the shareholders at the Annual Meeting.

For purposes of Proposal 1 (election of director), you may vote FOR, AGAINST or ABSTAIN for the nominee. Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the two director nominees receiving the highest number of affirmative votes will be elected as Class III directors to serve until the 2029 annual meeting of shareholders and until their respective successors are duly elected and qualified.

For purposes of Proposal 2 (ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

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Please be aware that Proposal 2 is advisory only and is not binding on the Company. Our Board of Directors will consider the outcome of the votes on this item in considering what action, if any, should be taken in response to the advisory vote by shareholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

For Proposal 1 (Election of Directors), shares voted “ABSTAIN” and broker non-votes will not be counted in determining the outcome of a director nominee’s election. For Proposal 2 (Ratification of appointment of CohnReznick LLP as our independent registered public accounting firm), a vote to “ABSTAIN” with respect to such proposals is not treated as a vote cast and will not be counted in determining the outcome of the vote on the proposal. No broker non-votes are expected on Proposal 2.

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, the Notice of Internet Availability, this Proxy Statement and form of proxy and the 2025 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies and holding our virtual meeting of shareholders will be paid by us. The Company will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our Common Stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. Our directors and officers and certain employees of the Adviser may make additional solicitations by telephone or in person without additional compensation for such activities.

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AFC

ADVANCED FLOWER CAPITAL INC.
477 S. ROSEMARY AVENUE, SUITE 301
WEST PALM BEACH, FL 33401

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AFCG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94051-P50788

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANCED FLOWER CAPITAL INC.

The Board of Directors recommends you vote FOR Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Alexander C. Frank	☐	☐	☐
1b. Marnie Sudnow	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V94052-P50788

ADVANCED FLOWER CAPITAL INC.
Annual Meeting of Shareholders
May 28, 2026 at 9:30 AM, ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brandon Hetzel and Gabriel A. Katz, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADVANCED FLOWER CAPITAL INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, ET on May 28, 2026, virtually at www.virtualshareholdermeeting.com/AFCG2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side